 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2005

Victory Capital Holdings Corp

(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11718 Barrington Court Los Angeles California	92692
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: 800 880 7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 21, 2005, Victory Capital Holdings (the “Company”) signed a Share Exchange Agreement with Universal Power Vehicles Corporation (UPV) and Mr. Howard Foote, the sole shareholder of UPV, by which the Company will acquire all of the stock of UPV in exchange for twenty percent (20%) of the common stock of Victory Energy, Inc., a wholly-owned subsidiary of the Company. The closing of the transaction is contingent on various conditions and is expected to occur within the next two (2) weeks. A copy of this agreement is attached hereto as Exhibit 10.1.

On February 22, 2005, the Company issued a press release discussing this agreement. A copy of that press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2005

Victory Capital Holdings Corporation
fka New Environmental Technologies Corporation

By: /s/Jon Fullenkamp
------------------------------------
  Chairman & CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Exchange Agreement
99.1	Press Release